Exhibit 10.3

FORM OF

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (this “Agreement”), made as of June 30, 2023, by and among Gary Wilder, a Florida resident (“Pledgor”) and Panacea Life Sciences Holdings, Inc., a Nevada corporation (“PLSH” and together with the Pledgor, the “Parties”).

RECITALS

WHEREAS, the Parties entered into that certain asset purchase agreement dated June 30, 2023 (the “Asset Purchase Agreement”), pursuant to which, among other things, Pledgor will acquire 31,000 shares of Series N7 Convertible Preferred Stock of Panacea Life Sciences Holdings, Inc. (the Company”), convertible into 3,100,000 common shares of the Company’s common stock, par value $0.0001 (the Series N7 Convertible Preferred Stock and all common stock resulting from any conversion thereof, the “Pledged Shares”); and

WHEREAS, Pledgor has agreed to pledge the Pledged Shares for the period beginning at the Signing Date of the Asset Purchase Agreement and ending twenty-four (24) months thereafter to secure the indemnification obligations of the Sellers under Section 9.1(a) the Asset Purchase Agreement (the “Indemnity Obligations”);

WHEREAS, Pledgor has agreed to grant to PLSH under this Agreement a continuing security interest in all of the Pledged Shares to secure Pledgor’s Indemnity Obligations.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by Pledgor, and as a condition to PLSH’s entry into and consummation of the Asset Purchase Agreement, Pledgor hereby agrees with PLSH as follows:

ARTICLE I - DEFINITIONS

SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Distributions” means all stock dividends, liquidating dividends, shares of stock resulting from stock splits, reclassifications, warrants, options, non-cash dividends and other distributions (whether similar or dissimilar to the foregoing) on or with respect to any of the Pledged Shares or other shares of capital stock constituting Pledged Shares, but shall not mean Dividends.

“Dividends” means cash dividends and cash distributions with respect to any of the Pledged Shares.

“Lien” means any mortgage, pledge, hypothecation, assignment, security interest, deposit arrangement, encumbrance (including, without limitation, any easement, right of way, zoning restriction and the like), lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (as hereinafter defined) or comparable law of any jurisdiction).

“Person” means any natural person, corporation, firm, association, partnership, joint venture, joint-stock company, trust, unincorporated organization, government, governmental agency or subdivision, or any other entity, whether acting in an individual, fiduciary or other capacity.

“UCC” means the Uniform Commercial Code as in effect in the State of New York or in any other relevant state, as appropriate.

SECTION 1.2. UCC Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Agreement, including its preamble and recitals, with such meanings.

ARTICLE II - PLEDGE

SECTION 2.1. Grant of Security Interest. For the period beginning at the Closing Date of the Asset Purchase Agreement and ending twenty-four (24) months thereafter (the “Pledge Period”), Pledgor hereby pledges, assigns, charges, mortgages, delivers and transfers to PLSH, and hereby grants to PLSH, for the benefit of PLSH, a continuing security interest in, all of Pledgor’s right, title and interest in and to the Pledged Shares owned by him (as shares of Series N7 Convertible Preferred Stock of the Company or as converted into shares of the Company’s common stock) and all Dividends, Distributions, interest and other payments and rights with respect to the Pledged Shares owned by it and all proceeds of any of the foregoing.

SECTION 2.2. Security for Performance of the Indemnity Obligations. This Agreement secures the performance by Pledgor of Pledgor’s Indemnity Obligations.

SECTION 2.3. Delivery of Pledged Shares; Registration of Pledge, Transfer, etc. Prior to the release of any of the Pledged Shares to the Pledgor or to PLSH pursuant to this Agreement in accordance with its terms, all certificates or shareholder statements representing or evidencing any of the Pledged Shares, shall be held by PLSH, pursuant to this Agreement and the Asset Purchase Agreement. Upon the submission of a Claim under the Asset Purchase Agreement and this Agreement (a “Claim”), PLSH shall make distributions from the Securities to PLSH as further set out in this Agreement and the Asset Purchase Agreement.

SECTION 2.4. Dividends and Distributions on the Pledged Shares. In the event that any Distributions are to be paid on the Pledged Shares at a time when no Claim has occurred, such stock Distributions shall be deemed and treated as an integral part of the Pledged Shares and Securities (and included within the definition of Pledged Shares and Securities set forth hereinabove) and shall be held by PLSH pursuant to the terms of this Agreement and the Asset Purchase Agreement in the same manner as the shares of stock originally deposited thereunder.

SECTION 2.5. No Duty on PLSH. The powers conferred on PLSH hereunder are solely to protect PLSH’s interest in the Pledged Shares and shall not impose any duty upon PLSH to exercise any such powers beyond those imposed by Part 6 of Article 9 of the UCC (including the duty to act in a commercially reasonable manner). Except for the safe custody of the Pledged Shares, and the accounting for moneys actually received by PLSH hereunder, PLSH shall have no duty as to any Pledged Shares or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Shares or to maximize the value of the Pledged Shares.

SECTION 2.6. Continuing Security Interest; Transfer of Rights; Termination of Security Interest. This Agreement shall:

(a)	create a continuing security interest in the Pledged Shares;

(b)	remain in full force and effect until termination of this Agreement and the Asset Purchase Agreement in accordance with its terms;

(c)	be binding upon Pledgor, and Pledgor’s successors and assigns; provided that Pledgor may not assign any of Pledgor’s rights or obligations hereunder without the prior written consent of PLSH, which consent may be withheld by PLSH, in PLSH’s sole and absolute discretion; and

(d)	inure to the benefit of PLSH and PLSH’s successors, transferees and assigns.

Without limiting the foregoing, PLSH may assign or otherwise transfer any and/or all of PLSH’s rights in this Agreement or the Asset Purchase Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted herein.

Upon the release of any of the Pledged Shares to the Pledgor pursuant to this Agreement and the Asset Purchase Agreement in accordance with its terms, the security interest granted herein as to such released Pledged Shares shall terminate and all rights to such released Pledged Shares shall revert to the applicable Party. Upon termination of this Agreement and the Pledge Period, the security interest granted herein as to any unreleased Pledged Shares shall terminate and all rights to any unreleased Pledged Shares shall revert to the applicable Party.

ARTICLE III - REPRESENTATIONS AND WARRANTIES

SECTION 3.1. Warranties, etc. Pledgor represents and warrants to PLSH that as of the date hereof:

(a)	Pledgor has all requisite power and authority to execute and deliver and perform Pledgor’s obligations under this Agreement and to pledge the Pledged Shares hereunder.

(b)	The execution, delivery and performance of this Agreement by Pledgor, and the pledge of the Pledged Shares hereunder, do not and will not conflict with, result in any violation of, or constitute any default under any provision of any contractual obligation of Pledgor or any law or government regulation or court decree or order and will not result in or require the creation or imposition of any Lien on any of Pledgor’s properties pursuant to the terms or provisions of any contractual obligation. This Agreement is the legal, valid and binding obligation of Pledgor enforceable in accordance with its terms subject to the effect of:

(i)	any applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally; and

(ii)	general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c)	Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) all Pledged Shares, free and clear of all Liens or other charges or encumbrances, except any Lien or security interest granted pursuant hereto in favor of PLSH or acknowledged and approved in writing by PLSH.

(d)	The delivery of the Pledged Shares to Escrow Agent (or PLSH), together with stock powers endorsed in blank in respect of the Pledged Shares, shall be effective to create a valid, perfected, first priority security interest (or such other priority as PLSH may deem acceptable) in such Pledged Shares and all proceeds thereof, securing the Indemnity Obligations, and no filing or other action shall be necessary to perfect or protect such security interest.

(e)	No authorization, approval, or other action by, and no notice to or filing with, any governmental authority is required either

(x)	for the pledge by Pledgor of any Pledged Shares pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by Pledgor, or

(y)	for the exercise by PLSH of the voting or other rights provided for in this Agreement, or (except, with respect to any of the Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally) the remedies in respect of the Pledged Shares pursuant to this Agreement.

ARTICLE IV - COVENANTS

SECTION 4.1. Protect Pledged Shares; Further Assurances, etc. Pledgor shall not sell, assign, transfer, pledge or encumber in any other manner the Pledged Shares (except in favor of PLSH hereunder). Pledgor shall warrant and shall use Pledgor’s commercially reasonable efforts to defend the right and title herein granted unto PLSH in and to the Pledged Shares (and all right, title and interest represented by the Pledged Shares) against the claims and demands of all Persons whomsoever. Pledgor agrees that at any time, and from time to time, at the sole cost and expense of Pledgor, Pledgor shall promptly execute and deliver all further instruments (including, without limitation, UCC-1 Financing Statements), and take all further action that may be necessary or desirable, or that PLSH may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable PLSH to exercise and enforce PLSH’s rights and remedies hereunder with respect to any Pledged Shares.

SECTION 4.2. Stock Powers, etc. Pledgor agrees that, upon the occurrence of a Claim, all of the Pledged Shares pledged to PLSH pursuant to this Agreement (and held by PLSH pursuant to this Agreement and the Asset Purchase Agreement) shall be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to PLSH. Pledgor shall, from time to time upon the request of PLSH, promptly deliver to PLSH such stock powers, instruments and similar documents, satisfactory in form and substance to PLSH, in PLSH’s sole and absolute discretion, with respect and to the extent applicable to the Pledged Shares as PLSH may reasonably request and shall, from time to time upon the request of PLSH after the occurrence of any Claim, promptly (i) transfer the Pledged Shares into the name of PLSH or any nominee designated by PLSH and (ii) provide to PLSH any and all documents, instruments and/or consents necessary to transfer the Pledged Shares to PLSH or any nominee designated by PLSH.

SECTION 4.3. Continuous Pledge. Pledgor shall, at all times, keep pledged to PLSH pursuant hereto all of the Pledged Shares owned by it and all other shares of stock constituting such Pledged Shares, all Distributions with respect thereto, and all other Pledged Shares and other securities, instruments, proceeds and rights from time to time received by or distributable to the Pledgor in respect of any Pledged Shares owned by it.

SECTION 4.4. Voting Rights. During the term of this Agreement or until PLSH obtains possession of any Pledged Shares pursuant to Article V hereto, Pledgor shall have the right to vote (as they may exist) the Pledged Shares on all corporate questions as shareholders of the Company. While the Pledged Shares remain in PLSH’s possession pursuant to this Agreement and this Agreement and the Asset Purchase Agreement, the Pledgor will retain and be able to exercise all other incidents of ownership of the Pledged Shares that are not inconsistent with the terms and conditions hereof.

ARTICLE V - REMEDIES

SECTION 5.1. Actions upon a Claim. Upon the occurrence of any Claim, PLSH shall make a written claim notice to Pledgor specifying the number of shares to be distributed to PLSH from the Securities pursuant to this Agreement and the Asset Purchase Agreement. Any amount owed pursuant to an Indemnity Obligation will be payable out of the Pledged Shares then held by PLSH at a per share value equal to eighty percent (80%) of the lowest trade of PLSH common stock occurring during the twenty-five (25) consecutive trading days immediately preceding the applicable pay date on which PLSH elects to receive indemnification under this Agreement (the “Per Share Price”). If there is a disagreement as to the disbursement and delivery of the Securities between PLSH and the Pledgor, the disagreement shall be resolved pursuant to the provisions of this Agreement and the Asset Purchase Agreement and, upon completion of any arbitration proceeding, the arbitrator or other appropriate party shall certify the results of the arbitration to PLSH, including the decision, and PLSH shall be entitled to rely and act accordingly with respect to payments to PLSH hereunder, if any, on the basis of the decision of the arbitrator as so certified.

SECTION 5.2. Attorney-in-Fact. Pledgor hereby knowingly, voluntarily, intentionally, unconditionally and irrevocably appoints PLSH as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, PLSH, or otherwise, from time to time in PLSH’s sole and absolute discretion, to take any action and to execute any instrument which PLSH may deem necessary or advisable to accomplish the purposes of this Agreement, including, upon the occurrence of a Claim, all actions described in Section 5.1 hereof.

SECTION 5.3. Application of Proceeds. If PLSH takes control of the Pledged Shares upon a Claim, the amounts due therefor, including any accrued interest, fees or expenses occurred (including, without limitation, reasonable attorneys’ fees and disbursements, arising from or incurred in connection with enforcement of this Agreement, the Asset Purchase Agreement) shall be applied towards payment of the Indemnity Obligations by disbursing Pledged Shares to PLSH (the “Returned Shares”) in the number of shares with value equal to the Claim amount divided by the Per Share Price.

SECTION 5.4. Indemnity and Expenses. Pledgor hereby indemnifies, exonerates and holds PLSH and PLSH’s affiliates from and against any and all actions, suits, losses, liabilities, damages, costs and expenses growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses, or liabilities resulting from PLSH’s gross negligence or willful misconduct. Upon demand, Pledgor shall pay, or shall cause to be paid, to PLSH, the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and disbursements of PLSH’s counsel and of any experts, which PLSH may incur in connection with:

(a)	the preparation, negotiation, execution and administration of this Agreement;

(b)	the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Pledged Shares;

(c)	the exercise or enforcement of any of the rights of PLSH under this Agreement and any action taken by PLSH under Section 6.3 hereof; or

(d)	the failure by Pledgor to perform or observe any of the terms, provisions, covenants and conditions contained in this Agreement.

ARTICLE VI - MISCELLANEOUS

SECTION 6.1. Amendments, etc. No amendment or waiver of any term, provision, covenant or condition of this Agreement nor consent to any departure by Pledgor herefrom shall in any event be effective unless the same shall be consented to in a writing signed by PLSH, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

SECTION 6.2. Obligations Not Affected. The obligations of Pledgor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

(a)	any amendment or modification or addition or supplement to the Asset Purchase Agreement and Promissory Note, or any instrument delivered in connection therewith or any assignment or transfer thereof;

(b)	any exercise, non-exercise or waiver by PLSH of any right, remedy, power or privilege under or in respect of, or any release of any Pledged Shares provided pursuant to, this Agreement;

(c)	any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement; or

(d)	any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like, death or incompetency of Pledgor.

SECTION 6.3. Protection of Pledged Shares. PLSH may from time to time, at PLSH’s sole option, perform any act which Pledgor agrees hereunder to perform and which Pledgor shall fail to perform after being requested in writing to so perform (it being understood that no such request need be given after the occurrence of a Claim) and PLSH may from time to time take any other action which PLSH reasonably deems necessary for the maintenance, preservation or protection of any of the Pledged Shares or of PLSH’s security interest therein.

SECTION 6.4. Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to PLSH:

Panacea Life Sciences Holdings, Inc.

16194 West 45th Drive

Golden, CO 80403

If to the Pledgor:

Gary Wilder

8220 97th St N

Seminole, FL 33777

or at such other address, email address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email account containing the time, date, and recipient facsimile number or email address, as applicable, and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

SECTION 6.5. Governing Law; Jurisdiction. (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(b) EACH PARTY TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT (AND PLEDGOR AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE WITH RESPECT TO CLAIMS BROUGHT BY PLEDGOR AGAINST PLSH), (II) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT AND (III) WAIVES, TO THE FULLEST EXTENT SUCH PARTY MAY EFFECTIVELY DO SO, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

(c) Pledgor voluntarily, knowingly, intentionally, unconditionally and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to Pledgor at Pledgor’s address set forth above, such service to become effective upon the earlier of (i) the date three (3) calendar days after such mailing or (ii) any earlier date permitted by applicable law. Nothing contained in this Section 6.5 shall affect the right of PLSH to bring proceedings against Pledgor in the courts of any other jurisdiction or to serve process in any other manner permitted by applicable law.

SECTION 6.6. Waiver of Jury Trial, Etc. PLSH AND PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF PLSH OR PLEDGOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PLSH TO ENTER INTO THE ASSET PURCHASE AGREEMENT AND THIS AGREEMENT.

SECTION 6.7. Counterparts and Facsimile Signature. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

SECTION 6.8. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

SECTION 6.9. Construction.

(a) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

GARY WILDER

By:	/s/ Gary Wilder
Name:	Gary Wilder, Individually

PANACEA LIFE SCIENCES HOLDINGS, INC.

By:	/s/ Leslie Buttorff
Name:	Leslie Buttorff, CEO